                                                                     EXHIBIT 4.1



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                              NORAM ENERGY CORP.

                                      To

                  CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                    Trustee

                              __________________

                         SUPPLEMENTAL INDENTURE No. 2

                         Dated as of November 1, 1998

                               _________________



                  6 3/8% Term Enhanced ReMarketable Securities(SM)

                                 $500,000,000



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

                              NORAM ENERGY CORP.

                         SUPPLEMENTAL INDENTURE NO. 2

                                 $500,000,000

               6 3/8% Term Enhanced ReMarketable Securities(SM)



     SUPPLEMENTAL INDENTURE No. 2, dated as of November 1, 1998, between NORAM ENERGY CORP., a Delaware corporation (the "Company"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the "Trustee").


                                   RECITALS

     The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of February 1, 1998 (the "Indenture"), providing for the issuance from time to time of one or more series of the Company's Securities.

     Section 301 of the Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in an indenture supplemental to the Indenture.

     Subparagraph (7) of Section 901 of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture.

     For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of such series, as follows:


                                  ARTICLE ONE

                 Relation to Indenture; Additional Definitions

     Section 101. Relation to Indenture. This Supplemental Indenture No. 2 constitutes an integral part of the Indenture.


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     Section 102.  Additional Definitions.  For all purposes of this
Supplemental Indenture  No. 2:

          (1) Capitalized terms used herein shall have the meanings specified herein or in the Indenture, as the case may be;

          (2) "Accreted Dollar Price" means, with respect to the Additional Remarketing Date, the Dollar Price as of the Initial Investor Maturity Date (determined by the Remarketing Dealer on the Notification Date for the Initial Investor Maturity Date as if the Initial Investor Maturity Date were not a Window Period Remarketing Date) plus the product of (i) such Dollar Price less the principal amount of TERMS outstanding as of the Initial Investor Maturity Date, (ii) the weighted average per annum Window Period Interest Rate for the Remarketing Window, and (iii) the number of days in the Remarketing Window divided by 360;

          (3) "Additional Remarketing Date" has the meaning set forth in
     Section 302;

          (4) "Applicable Basic Margin Above the Applicable Reference Index" means the lowest firm bid quotation, expressed as a spread (in the form of a percentage or number of basis points) above the Applicable Reference Index, determined by the Remarketing Dealer on the third Business Day prior to the Window Period Remarketing Date from the bid quotations requested from five Reference Money Market Dealers for the aggregate principal amount of the TERMS at a price in U.S. dollars equal to par, but assuming (i) an issue date of the Window Period Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the day that is 52 weeks from the Window Period Remarketing Date, (iii) that the TERMS are callable by the Remarketing Dealer on a weekly basis after the Window Period Remarketing Date, (iv) that the TERMS will be required to be repurchased by the Company at par on the day that is 52 weeks from the Window Period Remarketing Date if not previously called by the Remarketing Dealer, and (v) a stated annual interest rate, payable on the Additional Remarketing Date, equal to the Applicable Reference Index plus the spread bid by the applicable Reference Money Market Dealer. If fewer than five Reference Money Market Dealers bid as described above, then the Applicable Basic Margin Above the Applicable Reference Index will be the lowest of such firm bid quotations obtained as described above;

          (5) "Applicable Reference Index" means, with respect to the Remarketing Window, the rate of interest for each Interest Reset Date as determined by the Remarketing Dealer based on one (and only one) of the following indexes selected by the Company and notified to the Remarketing Dealer no later than the fourth Business Day prior to the Window Period Remarketing Date: (i) the per annum rate equal to the one week eurodollar rate shown on Telerate page 3750 (or any successor page) as of 11:00 a.m., London time, on the applicable Interest Determination Date, or (ii) the per annum rate equal to the average of the federal funds rates shown on Telerate page 5 (or any successor page) as of 11:00 a.m., New York City time, on the applicable Interest Determination Date and each of the four


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     Business Days prior to such Interest Determination Date, or (iii) the one-
     week "AA" non-financial commercial paper rate shown on the internet world wide web page (or any successor page) of the Board of Governors of the Federal Reserve System at www.bog.frb.fed.us/releases/CP/, as of 11:00 a.m., New York City time, on the applicable Interest Determination Date;

          (6) "Applicable Spread" means the lowest firm bid quotation, expressed as a spread (in the form of a percentage or number of basis points) above the Base Rate, obtained by the Remarketing Dealer on the Re-pricing Date from bid quotations requested from five Reference Corporate Dealers for the aggregate principal amount of the TERMS at the Dollar Price, but assuming
     (i) an issue date of the Initial Investor Maturity Date (if such date is not a Window Period Remarketing Date) or the Additional Remarketing Date (if the Initial Investor Maturity Date is a Window Period Remarketing Date) with settlement on such date without accrued interest, (ii) a maturity date equal to the Maturity Date, and (iii) a stated annual interest rate, payable semiannually, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread will be the lowest of such bid quotations obtained as described above;

          (7) "Base Rate" means 5.66% per annum;

          (8) "Business Day," when used with respect to the TERMS, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close and, in the case of the determination of the Applicable Reference Index that is based upon eurodollar deposits in the City of London, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or the City of London are authorized or obligated by law or executive order to close;

          (9) "Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Subsidiaries less, without duplication: (a) total current liabilities (excluding indebtedness due within 12 months);
     (b) all reserves for depreciation and other asset valuation reserves, but excluding reserves for deferred federal income taxes arising from accelerated amortization or otherwise; (c) all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset; and (d) all appropriate adjustments on account of minority interests of other Persons holding common stock of any Subsidiary, all as reflected in the Company's most recent audited consolidated balance sheet preceding the date of such determination;

          (10) "Dollar Price" means, with respect to the TERMS, the present value, as of the Initial Investor Maturity Date, of the Remaining Scheduled Payments discounted to the Initial Investor Maturity Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate; provided that, in the case of the Additional


                                      -3-
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     Remarketing Date, the Dollar Price will be the Accreted Dollar Price; and
     provided, further, that the Dollar Price in the case of the Initial Investor Maturity Date or the Additional Remarketing Date may be any other amount agreed to in writing by the Remarketing Dealer and the Company;

          (11) The term "indebtedness," as applied to the Company or any Subsidiary, means bonds, debentures, notes and other instruments representing obligations created or assumed by any such corporation (i) for money borrowed (other than unamortized debt discount or premium); (ii) evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind; (iii) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles; and (iv) any amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation listed in clause (i), (ii) or (iii) above. All indebtedness secured by a lien upon property owned by the Company or any Subsidiary and upon which indebtedness any such corporation customarily pays interest, although any such corporation has not assumed or become liable for the payment of such indebtedness, shall for all purposes hereof be deemed to be indebtedness of any such corporation. All indebtedness for borrowed money incurred by other Persons which is directly guaranteed as to payment of principal by the Company or any Subsidiary shall for all purposes hereof be deemed to be indebtedness of any such corporation, but no other contingent obligation of any such corporation in respect of indebtedness incurred by other Persons shall for any purpose be deemed to be indebtedness of such corporation. Indebtedness of the Company or any Subsidiary shall not include (i) amounts which are payable only out of all or a portion of the oil, gas, natural gas, helium, coal, metals, minerals, steam, timber, hydrocarbons, or geothermal or other natural resources produced, derived or extracted from properties owned or developed by such corporation; (ii) any indebtedness incurred to finance oil, gas, natural gas, helium, coal, metals, minerals, steam, timber, hydrocarbons, or geothermal or other natural resources or synthetic fuel exploration or development, payable, with respect to principal and interest, solely out of the proceeds of oil, gas, natural gas, helium, coal, metals, minerals, steam, timber, hydrocarbons, or geothermal or other natural resources or synthetic fuel to be produced, sold, and/or delivered by the Company or any Subsidiary; (iii) indirect guarantees or other contingent obligations in connection with the indebtedness of others, including agreements, contingent or otherwise, with such Persons or with third Persons with respect to, or to permit or ensure the payment of, obligations of such other Persons, including, without limitation, agreements to advance or supply funds to or to invest in such other Persons, or agreements to pay for property, products or services of such other Persons (whether or not conferred, delivered or rendered), and any demand charge, throughput, take-or-pay, keep-well, make-whole, cash deficiency, maintenance of working capital or earnings or similar agreements; and (iv) any guarantees with respect to lease or other similar periodic payments to be made by other Persons;

          (12) "Initial Investor Maturity Date" has the meaning set forth in
     Section 208;


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          (13) "Initial Period Interest Payment Date" has the meaning set forth in Section 204(a);

          (14) "Interest Determination Date" has the meaning set forth in
     Section 303;

          (15) "Interest Payment Date" has the meaning set forth in Section 204(a);

          (16) "Interest Rate to Maturity" means the interest rate which shall be determined by the Remarketing Dealer by 3:30 p.m., New York City time, on the third Business Day immediately preceding the Initial Investor Maturity Date (if such date is not a Window Period Remarketing Date) or the Additional Remarketing Date (if the Initial Investor Maturity Date is a Window Period Remarketing Date) (the "Re-pricing Date"), to the nearest one hundred-thousandth (0.00001) of one percent per annum, and will be equal to
     (i) the sum of the Base Rate plus the Applicable Spread, which will be based on the Dollar Price of the TERMS, or (ii) the Negotiated Rate mutually agreed upon between the Company and the Remarketing Dealer;

          (17) "Interest Reset Date" has the meaning set forth in Section 303;

          (18) "Issue Date" has the meaning set forth in Section 204(a);

          (19) "Maturity Date" has the meaning set forth in Section 203;

          (20) "Moody's" means Moody's Investors Services, Inc. or any successor to the rating agency business thereof;

          (21) "Negotiated Rate" means the interest rate agreed to by the Company and the Remarketing Dealer on a negotiated transaction basis as the Interest Rate to Maturity;

          (22) "NorAm Long-Term Indebtedness" means, collectively, the Company's outstanding: (a) Medium-Term Notes, Series A and B (due through 2001), (b) 8.875% Notes due 1999, (c) 7 1/2% Notes due 2000, (d) 8.90% Debentures due 2006, (e) 10% Debentures due 2019, (f) Term Loan (due November 13, 1998) under that certain $150,000,000 Term Loan Agreement, dated as of May 15, 1997, as amended, among the Company, Citibank, N.A., as Agent, and various lenders party thereto and (g) any long-term indebtedness (but excluding for this purpose any long-term indebtedness incurred pursuant to any revolving credit facility, letter of credit facility or other similar bank credit facility) of the Company issued subsequent to the TERMS and prior to the Termination Date containing covenants substantially similar to the covenants set forth in Sections 603 and 604, but not containing a provision substantially similar to the provision set forth in Section 605;

          (23) "Notification Date" has the meaning set forth in Section 301;


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          (24) "Optional Redemption Price" has the meaning set forth in Section
     501;

          (25) "Principal Property" means any natural gas distribution property, natural gas pipeline or gas processing plant located in the United States, except any such property that in the opinion of the Board of Directors is not of material importance to the total business conducted by the Company and its consolidated Subsidiaries. "Principal Property" shall not include any oil or gas property or the production or proceeds of production from an oil or gas producing property or the production or any proceeds of production of gas processing plants or oil or gas or petroleum products in any pipeline or storage field;

          (26) "Reference Corporate Dealers" means leading dealers of publicly traded debt securities of the Company in The City of New York (at least one of which shall be the Remarketing Dealer or one of its affiliates) selected by the Company;

          (27) "Reference Money Market Dealers" means leading dealers, selected by the Company, of publicly traded debt securities of the Company in The City of New York (at least one of which shall be the Remarketing Dealer or one of its affiliates) who are also leading dealers in money market instruments;

          (28) "Regular Record Date" has the meaning set forth in Section
     204(b);

          (29) "Remaining Scheduled Payments" means, with respect to the TERMS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only and assuming (i) the principal amount of the TERMS will be due on November 1, 2013 (whether or not a Business Day) whether or not such date is the same as the Maturity Date and
     (ii) that the Company did not elect the Initial Investor Maturity Date to be a Window Period Remarketing Date;

          (30) "Remarketing Agreement" means the Remarketing Agreement, dated as of November 10, 1998, by and between the Company and Credit Suisse First Boston Corporation;

          (31) "Remarketing Date" means either the Initial Investor Maturity Date or, if the Initial Investor Maturity Date is designated as a Window Period Remarketing Date, the Additional Remarketing Date thereafter;

          (32) "Remarketing Dealer" means Credit Suisse First Boston Corporation and its successors and assigns under the Remarketing Agreement;

          (33) "Remarketing Window" means the period of time from, and including, the Window Period Remarketing Date to, but excluding, the Additional Remarketing Date;


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          (34) "Re-pricing Date" means the meaning set forth in the definition of Interest Rate to Maturity;

          (35) "Restricted Subsidiary" means any Subsidiary which owns a Principal Property;

          (36) "Sale and Leaseback Transaction" means any arrangement entered into by the Company or any Restricted Subsidiary with any Person providing for the leasing to the Company or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which Principal Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person;

          (37) "Scheduled Maturity Date" has the meaning set forth in Section
     203;

          (38) "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof;

          (39) "Subsequent Period Interest Payment Date" has the meaning set forth in Section 204(a);

          (40) "Termination Date" has the meaning set forth in Section 605;

          (41) "TERMS" has the meaning set forth in Section 201;

          (42) "Treasury Rate" means the yield to maturity of the offered-side quote for the then current 10-Year US Treasury Bond shown on Telerate page 500 (or any successor page), as of 11:00 a.m., New York City time, on the Notification Date (or, if a quote for such 10-Year US Treasury Bond is not available, the interpolated yield to maturity using then current US Treasury Bonds or the yield to maturity of another benchmark US Treasury Bond that has a tenor of approximately ten years). In the event that the offered-side quote for the then current 10-Year US Treasury Bond is no longer shown on Telerate page 500 and there is no successor page, the Treasury Rate will be calculated by the Remarketing Dealer and will be a yield to maturity equal to the arithmetic mean of the secondary market bid rates, as of approximately 11:00 a.m., New York City time, on the Notification Date, of five leading primary United States government securities dealers (no more than one of which shall be the Remarketing Dealer or an affiliate of the Remarketing Dealer) selected by the Remarketing Dealer, excluding the highest and lowest of such bids, for an aggregate principal amount of the then current 10-Year US Treasury Bond equal to the aggregate principal amount of the TERMS (or, if a quote for such 10-year US Treasury Bond is not available, the interpolated yield to maturity using then current US Treasury Bonds or the yield to maturity of another benchmark US Treasury Bond that has a tenor of approximately ten years). If fewer than


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     three such United States government securities dealers provide bids, the
     Treasury Rate shall be the average of such bids. If only one such United States government securities dealer provides such a bid, then the Treasury Rate shall be equal to such bid;

          (43) "Window Period Interest Rate" has the meaning set forth in
     Section 303;

          (44) "Window Period Remarketing Date" has the meaning set forth in
     Section 302;

          (45) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 2; and

          (46) The terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture No. 2.


                                  ARTICLE TWO

                           The Series of Securities

     Section 201. Title of the Securities. There shall be a series of Securities designated the "6 3/8% Term Enhanced ReMarketable Securities(SM)" (the "TERMS").

     Section 202. Limitation on Aggregate Principal Amount. The aggregate principal amount of the TERMS shall be limited to $500,000,000; provided, however, that the authorized aggregate principal amount of the TERMS may be increased above such amount by a Board Resolution to such effect.

     Section 203.  Maturity Date.   The ultimate maturity date of the TERMS
shall be scheduled to be November 1, 2013 (the "Scheduled Maturity Date") but may be adjusted due to the occurrence, if any, of either, or both of (i) modification pursuant to Section 302 as a result of the occurrence of the Remarketing Window or (ii) modification by the Company pursuant to Section 215 (such date, as may be adjusted in the manner described above, is referred to herein as the "Maturity Date"). Except in the limited circumstances described in Sections 401 and 501, the TERMS are not subject to redemption by the Company prior to the Maturity Date.

     Section 204.  Interest and Interest Rates.

          (a) The TERMS shall bear interest at the rate of 6 3/8% per annum from and including November 10, 1998 (the "Issue Date") to, but excluding, the Initial Investor Maturity Date. Such interest shall be payable semiannually in arrears on May 1 and November 1 of each year, commencing May 1, 1999 (each such date, an "Initial Period Interest Payment Date"). Interest on the TERMS accruing from the Initial Investor Maturity Date (if such date is not a Window Period Remarketing Date) or the Additional Remarketing Date (if the Initial Investor Maturity Date is a


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Window Period Remarketing Date) will be paid semiannually in arrears on each day that is a six-month anniversary of such date (each such day, a "Subsequent
Period Interest Payment Date," and together with each Initial Period Interest Payment Date, an "Interest Payment Date") until the principal of the TERMS is paid or made available for payment.

          (b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons in whose names the TERMS (or one or more Predecessor Securities) are registered at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date (each such date, a "Regular Record Date"). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either (i) be paid to the Person in whose name such TERMS (or one or more Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the TERMS not less than 10 calendar days prior to such Special Record Date, or (ii) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the TERMS may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

          (c) The rate at which the TERMS will bear interest and the Interest Payment Dates and Regular Record Dates for such interest are subject to adjustment, in each case on or after the Initial Investor Maturity Date, pursuant to the provisions set forth in Article Three. The provisions of Sections 205 and 206 will continue to be applicable notwithstanding any such adjustment.

          (d) Notwithstanding Sections 204(a) and Sections 204(b), interest on the TERMS accruing during the Remarketing Window, if applicable, will be payable on the Additional Remarketing Date to the Persons to whom principal is payable on the Additional Remarketing Date.

          (e) Interest on the TERMS will be computed on the basis of a 360-day year of twelve 30-day months, except that interest accruing during the Remarketing Window will be computed on the basis of the actual number of days in such period and a 360-day year.

          (f) Interest payable on any Interest Payment Date and at the Maturity Date or date of earlier redemption or repurchase of the TERMS will be the amount of interest accrued from and including the most recent Interest Payment Date to which interest has been paid or duly provided for (or from and including the Issue Date if no interest has been paid or duly provided for with respect to the TERMS) to, but excluding, such Interest Payment Date or the Maturity Date or date of redemption or repurchase, as the case may be. If any Interest Payment Date or the Maturity Date or date of earlier redemption or repurchase of TERMS falls on a day that is not a Business Day, the payment otherwise then due will be made on the next Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if it were made on the date such payment was originally payable.

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     Section 205.  Place of Payment.  The Place of Payment where the TERMS may be presented or surrendered for payment shall be Houston Industries Plaza, c/o Office of Investor Services, 1111 Louisiana, 44th Floor, Houston, Texas 77002.

     Section 206. Place of Registration or Exchange; Notices and Demands With Respect to the TERMS. The place where the Holders of the TERMS may present the TERMS for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the TERMS shall be the Corporate Trust Office of the Trustee.

     Section 207.  Redemption; Sinking Fund Obligations.

          (a) Pursuant to Section 501, the TERMS are subject to redemption by the Company from the Remarketing Dealer on the Remarketing Date. If the Remarketing Dealer for any reason does not purchase all of the TERMS on the Remarketing Date, or elects not to remarket the TERMS, or in certain other limited circumstances described in Section 401, the Company will be required pursuant to Section 401 to repurchase the TERMS from the Holders thereof on the Remarketing Date at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the Remarketing Date.

          (b) The Company has no obligation to redeem or purchase any TERMS pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

     Section 208. Remarketing Date; Mandatory Tender. Either November 1, 2003 (the "Initial Investor Maturity Date") or, if the Initial Investor Maturity Date is designated as a Window Period Remarketing Date pursuant to Section 302, the Additional Remarketing Date thereafter, shall be the Remarketing Date for the TERMS. If the Remarketing Dealer elects to remarket the TERMS on the Remarketing Date, except in the limited circumstances described in Article Three, (i) the TERMS will be subject to mandatory tender to the Remarketing Dealer at 100% of the principal amount thereof for remarketing on such date, on the terms and subject to the conditions described herein, and (ii) on and after the Remarketing Date, the TERMS will bear interest at the rate specified in Section 303.

     Section 209. Percentage of Principal Amount. The TERMS shall be initially issued to the public at a price equal to 99.792% of their principal amount.

     Section 210. Global Securities. The TERMS shall be issuable in whole or in part in the form of one or more Global Securities. Such Global Securities shall be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, which shall act as Depositary with respect to the TERMS. Such Global Securities shall bear the legends set forth in the form of Security attached as Exhibit A hereto.

     Section 211. Form of Securities. The TERMS shall be substantially in the form attached as Exhibit A hereto.

     Section 212. Securities Registrar. The Trustee shall initially serve as Securities Registrar for the TERMS.

     Section 213. Defeasance and Discharge; Covenant Defeasance. Article Fourteen of the Indenture, including without limitation, Sections 1402 and 1403 thereof, shall apply to the TERMS; provided, however, that such provisions shall not be applicable to the TERMS prior to the Remarketing Date unless the Remarketing Agreement shall have been terminated and all amounts owed to the Remarketing Dealer shall have been paid thereunder; and provided further that, no Defeasance or Covenant Defeasance shall be effective unless and until the Company shall deposit in trust for the benefit of the Holders of the TERMS money, U.S. Government Obligations, or a combination thereof, which, through the payment of principal or interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on the TERMS on any date prior to the Maturity Date on which the TERMS shall be subject to repurchase.

     Section 214. Additional Event of Default. The failure to repurchase the TERMS when required pursuant to the terms and conditions thereof or the terms and conditions of this Supplemental Indenture No. 2, shall constitute an Event of Default under the Indenture.

     Section 215. Modification of the Maturity Date. The Company (upon notice by telephone, confirmed in writing, to the Remarketing Dealer, the Trustee and
DTC) may modify the Maturity Date by designating an anniversary of the Initial Investor Maturity Date (if there is no Remarketing Window) or of the Additional Remarketing Date (if there is a Remarketing Window) not later than the tenth anniversary thereof as the Maturity Date (whether or not such day is a Business
Day). Such notice must be given no later than 4:00 p.m., New York City time, on the fourth Business Day prior to the Initial Investor Maturity Date (if there is no Remarketing Window) or no later than the designation by the Company of the Additional Remarketing Date (if there is a Remarketing Window).

                                 ARTICLE THREE

                         Tender of Terms; Remarketing

          Section 301. Mandatory Tender. Provided that the Remarketing Dealer gives notice to the Company and the Trustee on a Business Day not earlier than ten nor later than five Business Days prior to the Initial Investor Maturity Date of its election to purchase the TERMS for remarketing (the "Notification Date"), each TERMS will be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on each of (i) the Initial Investor Maturity Date and (ii) if the Initial Investor Maturity Date is designated as a Window Period Remarketing Date as described in Section 302, the Additional Remarketing Date thereafter, except in the circumstances described in Sections 401 and 501. The purchase price for the TERMS to be paid by the Remarketing Dealer on the Remarketing Date will equal 100% of the principal amount thereof and will be payable as provided in Section 304. On the Remarketing Date, the Company shall pay accrued and unpaid interest on the TERMS to, but excluding, the Remarketing Date. When the TERMS are tendered for remarketing on the Remarketing Date, the Remarketing Dealer may remarket the TERMS for its own account at varying prices to be determined by the Remarketing Dealer at the time of the remarketing. If the Remarketing Dealer elects to purchase the TERMS, the obligation of the Remarketing Dealer to purchase the TERMS on the Remarketing Date is subject to, among other things, the conditions that no "Termination Event" under the Remarketing Agreement shall have occurred and be continuing.

          Section 302. Remarketing Dates; Adjustment to Maturity Dates. If the Remarketing Dealer elects to purchase the TERMS for remarketing on the Initial Investor Maturity Date, then not later than 4:00 p.m., New York City time, on the fourth Business Day prior to the Initial Investor Maturity Date, the Company may notify the Remarketing Dealer, the Trustee and DTC by telephone, confirmed in writing that it elects the Initial Investor Maturity Date to be a Window Period Remarketing Date (the "Window Period Remarketing Date"); provided, however that, the Remarketing Dealer pursuant to the terms and provisions of the Remarketing Agreement may allow a shorter notice period. The Company will be eligible to make such election if at such time its senior unsecured debt is rated at least "Baa3" by Moody's and "BBB-" by S&P or the equivalent thereof by such rating agency at the time of such election; provided, that the Remarketing Dealer may waive this requirement in its sole discretion. If the Company does not elect the Initial Investor Maturity Date to be a Window Period Remarketing Date in accordance with this Section 302, the Initial Investor Maturity Date will be the Remarketing Date and the Scheduled Maturity Date will be the Maturity Date, unless modified by the Company pursuant to Section 215. If the Company elects the Initial Investor Maturity Date to be a Window Period Remarketing Date in accordance with this Section 302, then (i) the Additional Remarketing Date will be one of the 52 following one-week anniversary dates of the Initial Investor Maturity Date (or if any such day is not a Business Day, the next following Business Day) designated by the Company not later than the fifth Business Day prior to such one-week anniversary date (the "Additional Remarketing Date"); provided that, the Remarketing Dealer pursuant to the terms and provisions of the Remarketing Agreement may permit the Company to withdraw such designation and to continue the Remarketing Window, as though it had not designated such one-week anniversary date as the Additional Remarketing Date, in which case such designation shall be deemed not to have occurred; and provided further, that, if the Company fails during the Remarketing Window to so designate the Additional Remarketing Date, the Additional Remarketing Date will be the date that is 52 weeks after the Initial Investor Maturity Date (or if such day is not a Business Day, the next following Business Day) and (ii) the Maturity Date will be the date that is the tenth anniversary of the Additional Remarketing Date (whether or not a Business Day), unless modified by the Company pursuant to Section 215.

          Section 303. Determination of Applicable Interest Rate. From and including the Initial Investor Maturity Date (if such date is not a Window Period Remarketing Date) or the Additional Remarketing Date (if the Initial Investor Maturity Date is a Window Period Remarketing

Date), to but excluding the Maturity Date, the TERMS will bear interest at the Interest Rate to Maturity. During the Remarketing Window, if any, the TERMS will bear interest at the Window Period Interest Rate. The interest rate for the Remarketing Window will be reset on each Interest Reset Date during the Remarketing Window and will equal the sum of the Applicable Reference Index in respect of the applicable Interest Reset Date plus the Applicable Basic Margin Above the Applicable Reference Index (rounded to the nearest one hundred-thousandth (0.00001) of one percent per annum), in each case as calculated by the Remarketing Dealer (the "Window Period Interest Rate"). The Window Period Remarketing Date and the Wednesday of each week during the Remarketing Window will be an "Interest Reset Date." The "Interest Determination Date" applicable to an Interest Reset Date will be the second Business Day preceding such Interest Reset Date. The interest rate in effect from and including the Window Period Remarketing Date (which is the first day of the Remarketing Window) to, but excluding, the first Interest Reset Date during the Remarketing Window will be determined as if the Window Period Remarketing Date were an Interest Reset Date and the Interest Determination Date for such Interest Reset Date were the second Business Day prior to the Window Period Remarketing Date. The Company shall notify the Remarketing Dealer of the identity of the Reference Money Market Dealers no later than four Business Days prior to the Window Period Remarketing Date.

          Section 304.  Notification of Results; Settlement.

          (a) The Remarketing Agreement provides that, if the Remarketing Dealer has previously notified the Company and the Trustee on the Notification Date of its intention to purchase all of the TERMS on the Initial Investor Maturity Date, the Remarketing Dealer will notify the Company, the Trustee and DTC by telephone, confirmed in writing, by 4:00 p.m., New York City time, on the third Business Day prior to the Initial Investor Maturity Date (if such date is not a Window Period Remarketing Date) or the Additional Remarketing Date (if the Initial Investor Maturity Date is a Window Period Remarketing Date), of the Interest Rate to Maturity. The Remarketing Agreement provides that, if the Initial Investor Maturity Date is a Window Period Remarketing Date, the Remarketing Dealer will provide the Company, the Trustee and DTC with notice in accordance with the preceding sentence, by 4:00 p.m., New York City time, on the second Business Day prior to the Initial Investor Maturity Date, of the Window Period Interest Rate which will initially be in effect.

          (b) While the TERMS are Global Securities and held by DTC or its nominee, or a successor Depositary or its nominee, all of the TERMS will automatically be delivered to the account of the Trustee by book-entry through DTC (or such successor Depositary) pending payment of the purchase or redemption price therefor as provided in the next following paragraph, on the Remarketing Date.

          (c) The Remarketing Agreement provides that, if the Remarketing Dealer purchases the TERMS on the Remarketing Date and the TERMS are Global Securities and held by DTC or its nominee, or a successor Depositary or its nominee, the Remarketing Dealer will make or cause the Trustee to make payment to each Holder of TERMS by book-entry through DTC (or such successor Depositary) by the close of business on such date, against delivery through DTC (or such successor Depositary) by the close of business on such date, against delivery through DTC (or such successor Depositary) of each such Holder's TERMS, of 100% of the principal amount of the TERMS that shall have been purchased for remarketing by the Remarketing Dealer. If the Remarketing Dealer does not purchase all of the TERMS on the Remarketing Date, the Company shall make or cause to be made such payment for the TERMS, pursuant to Section 401. In any case, the Company shall make or cause the Trustee to make payment of interest to each Holder of TERMS on the Remarketing Date by book-entry through DTC (or such successor Depositary) by the close of business on such date. In the event that the Company elects to redeem the TERMS from the Remarketing Dealer pursuant to
Section 501, the Company shall pay the Optional Redemption Price therefor in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the Remarketing Date against delivery of the TERMS.

          (d) The tender and settlement procedures described above, including provisions for payment by purchasers of TERMS in the remarketing or for payment to selling Holders of TERMS, may be modified to the extent required by DTC (or such successor Depositary) or to the extent required to facilitate the tender and remarketing of TERMS in certificated form, if the TERMS are no longer Global Securities at the time of the remarketing. In addition, the Remarketing Dealer may, in accordance with the terms of the Indenture, modify the tender and settlement procedures set forth above in order to facilitate the tender and settlement process.


                                 ARTICLE  FOUR

                                  Repurchase

          Section 401. Repurchase. In the event that (i) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity or the initial Window Period Interest Rate commencing as of the Window Period Remarketing Date by (a) in the case of the Interest Rate to Maturity, 4:00 p.m., New York City time, on the third Business Day prior to the Initial Investor Maturity Date (if the Initial Investor Maturity Date is not a Window Period Remarketing Date) or the Additional Remarketing Date (if the Initial Investor Maturity Date is a Window Period Remarketing Date), or (b) in the case of the initial Window Period Interest Rate, 4:00 p.m., New York City time, on the second Business Day prior to the Window Period Remarketing Date, (ii) prior to the Remarketing Date, the Remarketing Dealer has resigned or been terminated and no successor has been appointed and assumed the duties thereof on or before the third Business Day immediately preceding the Remarketing Date, (iii) after the Notification Date, the Remarketing Agreement shall have been terminated pursuant to Section 10(a)(i) thereof, (iv) the Remarketing Dealer for any reason elects not to purchase the TERMS for remarketing on the Remarketing Date, or (v) the Remarketing Dealer for any reason does not purchase all of the tendered TERMS on the Remarketing Date, the Company will repurchase all of the outstanding principal amount of the TERMS on the Remarketing Date at a price equal to 100% of the principal amount of the TERMS plus all accrued and unpaid interest, if any, on the TERMS to, but excluding, the Remarketing Date.

In any such case, payment will be made by the Company to each tendering Holder of TERMS in accordance with the provisions of Section 304.

                                 ARTICLE  FIVE

                                  Redemption

          Section 501. Redemption. If the Remarketing Dealer elects to remarket the TERMS on the Remarketing Date, the TERMS will be subject to mandatory tender to the Remarketing Dealer for remarketing on such date, in each case subject to the conditions described in Article Three and Section 401 and to the Company's right to redeem the TERMS from the Remarketing Dealer as described in the next sentence. The Company will notify the Remarketing Dealer and the Trustee, not later than the fourth Business Day immediately preceding the Initial Investor Maturity Date or the Additional Remarketing Date, if the Company irrevocably elects to exercise its right to redeem the TERMS in whole but not in part, from the Remarketing Dealer, on such date at the Optional Redemption Price. In any such case, the Company shall pay the Optional Redemption Price therefor in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the Remarketing Date against delivery of the TERMS.

          The "Optional Redemption Price" shall be the sum of (i) the greater of
(x) 100% of the aggregate principal amount of the TERMS and (y) the Dollar Price as of the Remarketing Date (which, if the Remarketing Date is the Additional Remarketing Date, will equal the Accreted Dollar Price) plus (ii) in the case of either (x) or (y) above, accrued and unpaid interest to, but excluding, the Remarketing Date.


                                 ARTICLE  SIX

                               Certain Covenants

     Section 601. Maintenance of Properties. The Company shall cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary.

     Section 602. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     Section 603. Restrictions on Liens. The Company shall not pledge, mortgage or hypothecate, or permit to exist, and shall not cause, suffer or permit any Restricted Subsidiary to pledge, mortgage or hypothecate, or permit to exist, except in favor of the Company or any Restricted Subsidiary, any mortgage, pledge, lien or other encumbrance (collectively, a "lien" or "liens") upon, any Principal Property at any time owned by it or a Restricted Subsidiary, to secure any indebtedness, without making effective provisions whereby the TERMS shall be equally and ratably secured with or prior to any and all such indebtedness and any other indebtedness similarly entitled to be equally and ratably secured; provided, however, that this provision shall not apply to or prevent the creation or existence of:

          (a) undetermined or inchoate liens and charges incidental to construction, maintenance, development or operation;

          (b) the lien of taxes and assessments for the then current year;

          (c) the lien of taxes and assessments not at the time delinquent;

          (d) the lien of specified taxes and assessments which are delinquent but the validity of which is being contested at the time by the Company or such Restricted Subsidiary in good faith and by appropriate proceedings;

          (e) the lien reserved in leases for rent and for compliance with the terms of the lease in the case of leasehold estates;

          (f) any obligations or duties, affecting the property of the Company or such Restricted Subsidiary, to any municipality or public authority with respect to any franchise, grant, license, permit or similar arrangement;

          (g) the liens of any judgments or attachment in an aggregate amount not in excess of $10,000,000, or the lien of any judgment or attachment the execution or enforcement of which has been stayed or which has been appealed and secured, if necessary, by the filing of an appeal bond;

          (h) any lien on any property held or used by the Company or a Restricted Subsidiary in connection with the exploration for, development of or production of oil, gas, natural gas (including liquefied gas and storage gas), other hydrocarbons, helium, coal, metals, minerals, steam, timber, geothermal or other natural resources or synthetic fuels, such properties to include, but not be limited to the Company's or a Restricted Subsidiary's interest in any mineral fee interests, oil, gas or other mineral leases, royalty, overriding royalty or net profits interests, production payments and other similar interests, wellhead production equipment, tanks, field gathering lines, leasehold or field separation and processing facilities, compression facilities and other similar personal property and fixtures;

          (i) any lien on oil, gas, natural gas (including liquefied gas and storage gas), and other hydrocarbons, helium, coal, metals, minerals, steam, timber, geothermal or other natural resources or synthetic fuels produced or recovered from any property, an interest in which is owned or leased by the Company or a Restricted Subsidiary;

          (j) liens upon any property heretofore or hereafter acquired, constructed or improved, created at the time of acquisition or within one year thereafter to secure all or a portion of the purchase price thereof or the cost of such construction or improvement, or existing thereon at the date of acquisition, whether or not assumed by the Company or a Restricted Subsidiary, provided that every such lien shall apply only to the property so acquired or constructed and fixed improvements thereon;

          (k) any extension, renewal or refunding, in whole or in part, of any lien permitted by subparagraph (j) above, if limited to the same property or any portion thereof subject to, and securing not more than the amount secured by, the lien extended, renewed or refunded;

          (l) liens upon any property heretofore or hereafter acquired by any corporation that is or becomes a Restricted Subsidiary after the date hereof ("Acquired Entity") provided that every such lien (1) shall either
     (A) exist prior to the time the Acquired Entity becomes a Restricted Subsidiary or (B) be created at the time the Acquired Entity becomes a Restricted Subsidiary or within one year thereafter to secure all or a portion of the acquisition price thereof and (2) shall only apply to those properties owned by the Acquired Entity at the time it becomes a Restricted Subsidiary or thereafter acquired by it from sources other than the Company or any other Restricted Subsidiary;

          (m) the pledge of current assets, in the ordinary course of business, to secure current liabilities;

          (n) mechanics' or materialmen's liens, any liens or charges arising by reason of pledges or deposits to secure payment of workmen's compensation or other insurance, good faith deposits in connection with tenders, leases of real estate, bids or contracts (other than contracts for the payment of money), deposits to secure duties or public or statutory obligations, deposits to secure, or in lieu of, surety, stay or appeal bonds, and deposits as security for the payment of taxes or assessments or similar charges;

          (o) any lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time in connection with the financing of the acquisition or construction of property to be used in the business of the Company or a Restricted Subsidiary or as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Company or a Restricted Subsidiary to maintain self-insurance or to participate in any funds established to cover any insurance risks or in connection with workmen's compensation, unemployment insurance, old age pensions or other social security, or to share in the privileges or benefits required for companies participating in such arrangements;

          (p) any lien of or upon any office equipment, data processing equipment (including, without limitation, computer and computer peripheral equipment), or transportation equipment (including, without limitation, motor vehicles, tractors, trailers, marine vessels, barges, towboats, rolling stock and aircraft);

          (q) any lien created or assumed by the Company or a Restricted Subsidiary in connection with the issuance of debt securities the interest on which is excludable from gross income of the holder of such security pursuant to the Internal Revenue Code, as amended, for the purposes of financing, in whole or in part, the acquisition or construction of property to be used by the Company or a Restricted Subsidiary; or

          (r) the pledge or assignment of accounts receivable, or the pledge or assignment of conditional sales contracts or chattel mortgages and evidences of indebtedness secured thereby, received in connection with the sale by the Company or such Restricted Subsidiary or others of goods or merchandise to customers of the Company or such Restricted Subsidiary.

     In case the Company or any Restricted Subsidiary shall propose to pledge, mortgage, or hypothecate any Principal Property at any time owned by it to secure any indebtedness, other than as permitted by subdivision (a) to (r), inclusive, of this Section 603, the Company shall prior thereto give written notice thereof to the Trustee, and the Company shall or shall cause such Restricted Subsidiary to, prior to or simultaneously with such pledge, mortgage or hypothecation, by supplemental indenture executed to the Trustee (or to the extent legally necessary to another trustee or additional or separate trustee), in form satisfactory to the Trustee, effectively secure all the TERMS equally and ratably with, or prior to, such indebtedness.

     Notwithstanding the foregoing provisions of this Section 603, the Company or a Restricted Subsidiary may issue, assume or guarantee indebtedness secured by a mortgage which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other indebtedness of the Company or a Restricted Subsidiary secured by a mortgage which (if originally issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including indebtedness permitted to be secured under clauses
(a) through (r) above) and the Value of all Sale and Leaseback Transactions in existence at such time (other than any Sale and Leaseback Transaction which, if such Sale and Leaseback Transaction had been a lien, would have been permitted by paragraph (j) of this Section 603 and other than Sale and Leaseback Transactions as to which application of amounts have been made in accordance with paragraph (l) of this Section 603) does not at the time of incurrence of such indebtedness exceed 5% of Consolidated Net Tangible Assets. "Value" means, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Leaseback Transaction or (2) the fair value, in the opinion of the Board of Directors, of such property at the time of entering into such Sale and Leaseback Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

     Section 604. Restrictions on Sale and Leaseback Transactions. The Company shall not, nor shall it permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless the net proceeds of such sale are at least equal to the fair value (as determined by the Board of Directors) of such Principal Property and either (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of (1) paragraph (j) of Section 603 or (2) paragraph (1) of Section 603, to incur indebtedness secured by a lien on the Principal Property to be leased without equally and ratably securing the TERMS, or (b) the Company shall, and in any such case the Company covenants that it will, within 120 days of the effective date of any such arrangement, apply an amount not less than the fair value (as so determined) of such Principal Property (i) to the payment or other retirement of Funded Debt incurred or assumed by the Company which ranks senior to or pari passu with the TERMS or of Funded Debt incurred or assumed by any Restricted Subsidiary (other than, in either case, Funded Debt owned by the Company or any Restricted Subsidiary), or
(ii) to the purchase at not more than the fair value (as so determined) of Principal Property (other than the Principal Property involved in such sale). For this purpose, "Funded Debt" means any indebtedness which by its terms matures at or is extendable or renewable at the sole option of the obligor thereon without requiring the consent of the obligee to a date more than 12 months after the date of the creation of such indebtedness.

     Section 605. Expiration of Restrictions on Liens and Restrictions on Sale and Leaseback Transactions. Notwithstanding anything to the contrary herein, on the date (the "Termination Date") (and continuing thereafter) on which there remains outstanding, in the aggregate, no more than $200,000,000 in principal amount of NorAm Long-Term Indebtedness, the covenants of the Company set forth in Sections 603 and 604 hereof shall terminate and the Company shall no longer be subject to the covenants set forth in such Sections.

                                 ARTICLE SEVEN

                           Miscellaneous Provisions

     Section 701. The Indenture, as supplemented and amended by this Supplemental Indenture No. 2, is in all respects hereby adopted, ratified and confirmed.

     Section 702. This Supplemental Indenture No. 2 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 703. THIS SUPPLEMENTAL INDENTURE NO. 2 AND EACH TERMS SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed, as of the day and year first written above.

                              NORAM ENERGY CORP.


                              By: /s/ Marc Kilbride
                                  ---------------------------------------
                                  Name: Marc Kilbride
                                  Title: Treasurer
Attest:

/s/ Richard Dauphin
-------------------------------
Name : Richard Dauphin
Title: Assistant Secretary



(SEAL)



                              CHASE BANK OF TEXAS, NATIONAL
                              ASSOCIATION, as Trustee


                              By: /s/ Debbie Miller
                                  ---------------------------------------
                                  Name: Debbie Miller
                                  Title: Vice President and Trust Officer

(SEAL)

                                   Exhibit A


                          [FORM OF FACE OF SECURITY]

IF THIS SECURITY IS TO BE A GLOBAL SECURITY - THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

[For as long as this Global Security is deposited with or on behalf of The Depository Trust Company it shall bear the following legend.] Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to NorAm Energy Corp. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                              NORAM ENERGY CORP.

               6 3/8% Term Enhanced ReMarketable Securities(SM)



No. __________                                                       $__________
                                                            CUSIP No. __________

          NORAM ENERGY CORP., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of ____________________ Dollars on November 1, 2013, unless redeemed or repurchased or the Maturity Date is adjusted as provided herein or in the Indenture, and to pay interest thereon at the rate, in the manner and on the dates (each such date, an "Interest Payment Date") set forth herein, from November 10, 1998 (the "Issue Date") or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) are registered at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date (each such date, a "Regular Record Date"). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either (i) be paid to the Person in whose name this Security (or one or more Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holder of this Security not less than 10 calendar days prior to such Special Record Date, or (ii) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

          Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months, except that interest accruing during the Remarketing Window will be computed on the basis of the actual number of days in such period and a 360-day year.

          Interest payable on any Interest Payment Date and at the Maturity Date or date of earlier redemption or repurchase of the Securities of this series will be the amount of interest accrued from and including the most recent Interest Payment Date to which interest has been paid or duly provided for (or from and including the Issue Date if no interest has been paid or duly provided for with respect to this Security) to, but excluding, such Interest Payment Date or the Maturity Date or date of redemption or repurchase, as the case may be. If any Interest Payment Date or the Maturity Date or date of earlier redemption or repurchase of the Securities of this series falls on a day that is not a Business Day, the payment otherwise then due will be made on the next Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if it were made on the date such payment was originally payable.

          This Security is subject to mandatory tender for sale by the record holder hereof, and the Scheduled Maturity Date of this Security, the rate at which this Security will bear interest and the Interest Payment Date and Regular Record Dates for such interest are subject to adjustment, in each case on or after November 1, 2003, as described on the reverse hereof.

          Payment of the principal of and any such interest on this Security will be made at the office or agency of Houston Industries Incorporated, a Texas corporation, maintained for that purpose at the address Houston Industries Plaza, c/o Office of Investor Services, 1111 Louisiana, 44th Floor, Houston, Texas 77002, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing by the Person entitled thereto as specified in the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  _______________                  NORAM ENERGY CORP.



                                    By:
                                       -----------------------------------
                                         Name:
(SEAL)                                   Title:



Attest:

_____________________
Name:
Title:


          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
                                    CHASE BANK OF TEXAS,
                                    NATIONAL ASSOCIATION, As Trustee

Dated:________________

                                    By:
                                       -----------------------------------
                                         Authorized Signatory

                         [FORM OF REVERSE OF SECURITY]

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 1, 1998 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and Chase Bank of Texas, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $500,000,000; provided, however, that the authorized aggregate principal amount of the Securities may be increased above such amount by a Board Resolution to such effect.

          This Security will bear interest at the rate of 6 3/8% per annum from and including the Issue Date to, but excluding, November 1, 2003 (the "Initial Investor Maturity Date"). Such interest shall be payable semiannually in arrears on May 1 and November 1 of each year, commencing May 1, 1999 (each such date, an "Initial Period Interest Payment Date"). Interest on this Security accruing from the Initial Investor Maturity Date (if such date is not a Window Period Remarketing Date) or the Additional Remarketing Date (if the Initial Investor Maturity Date is a Window Period Remarketing Date) will be paid semiannually in arrears on each day that is a six-month anniversary of such date (each such day, a "Subsequent Period Interest Payment Date," and together with each Initial Period Interest Payment Date, an "Interest Payment Date") until the principal of this Security is paid or made available for payment. Notwithstanding the foregoing, Interest on this Security accruing during the Remarketing Window, if applicable, will be payable on the Additional Remarketing Date to the Persons to whom principal is payable on the Additional Remarketing Date.

          The rate at which this Security will bear interest and the Interest Payment Dates and Regular Record Dates for such interest are subject to adjustment, in each case on or after the Initial Investor Maturity Date, pursuant to the provisions of the Indenture.

          The ultimate maturity date of this Security shall be scheduled to be November 1, 2013 (the "Scheduled Maturity Date") but may be adjusted due to the occurrence, if any, of either, or both of (i) modification pursuant to the provisions of the Indenture as a result of the occurrence of the Remarketing Window or (ii) modification by the Company pursuant to the provisions of the Indenture (such date, as may be adjusted in the manner described above, is referred to herein as the "Maturity Date"). Except in the limited circumstances described herein and in the Indenture, the Securities of this series are not subject to redemption by the Company prior to the Maturity Date.

          Either the Initial Investor Maturity Date or, if the Initial Investor Maturity Date is designated as a Window Period Remarketing Date, the Additional Remarketing Date thereafter, shall be the Remarketing Date for the Securities of this series. If the Remarketing Dealer elects to remarket the Securities of this series on the Remarketing Date, except in the limited circumstances described in the Indenture, (i) this Security will be subject to mandatory tender to the Remarketing Dealer at 100% of the principal amount thereof for remarketing on the Remarketing Date, on the terms and subject to the conditions described in the Indenture, (ii) the Company will pay accrued and unpaid interest on this Security to, but excluding, the Remarketing Date and
(iii) on and after the Remarketing Date, this Security will bear interest at the rate determined by the Remarketing Dealer in accordance with the procedures set forth in the Indenture. If the Remarketing Dealer for any reason does not purchase all of the Securities of this series on the Remarketing Date, or elects not to remarket the Securities of this series, or in certain other limited circumstances described in the Indenture, the Company will be required to purchase the Securities of this series from the Holders thereof on the Remarketing Date, at 100% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the Remarketing Date.

          If the Initial Investor Maturity Date is designated as a Window Period Remarketing Date, except in the limited circumstances described in the Indenture, the Maturity Date of this Security will be the date that is the tenth anniversary of the Additional Remarketing Date (whether or not a Business Day), unless modified by the Company as permitted under the Indenture.

          The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.
As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.